Exhibit 10.13
VIRTUAL RADIOLOGIC CORPORATION
EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
Grantee:
Number of Shares:
Grant Date:
     The Grantee named above has been awarded a number of restricted shares (the “Restricted Stock”) of the common stock, par value $.001 per share (the “Common Stock”), of Virtual Radiologic Corporation (the “Company”). This Notice of Grant outlines certain terms and conditions of the award. The Restricted Stock is granted under and will be governed by terms of the Virtual Radiologic Corporation Equity Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan.
     1. Rights as Stockholder. Subject to the terms of the award, from and after the Grant Date, the Grantee will have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote shares of Restricted Stock and, subject to Section 8.8 of the Plan.
     2. Restrictions; Delivery. (a) Until the Restricted Stock granted hereunder vests and applicable Periods of Restriction lapse in accordance with Section 3 hereof, one or more stock certificates representing the unvested portion of the Restricted Stock will be issued in the Grantee’s name, but will be held in custody by the Company or an escrow agent (which may be a brokerage firm) appointed by the Company. Alternatively, the unvested portion of the Restricted Stock may be reflected in an electronic account, with appropriate stop transfer instructions. The Grantee will not be permitted to sell, transfer, assign, give, place in trust or otherwise dispose of or pledge, grant a security interest in or otherwise encumber unvested shares of Restricted Stock, other than by will or the laws of descent and distribution, and any such attempted disposition or encumbrance will be void and unenforceable against the Company, provided that the Grantee may assign or transfer unvested shares of Restricted Stock in any manner consistent with the terms and conditions of the Plan.
     (b) Subject to the provisions of this award, upon the vesting of any shares of Restricted Stock and the lapse of any applicable Period of Restriction, the Company will deliver to the Grantee a certificate or certificates for the number of shares of Restricted Stock which have so vested. Alternatively, the Company may elect to deliver vested shares of Restricted Stock electronically, and if it does so, Grantee may be required by the Company to establish an account with a brokerage firm selected by the Company as a condition to receiving such shares.
     3. Vesting of Restricted Stock. (a) The Restricted Stock will vest (and become non-forfeitable), and all Periods of Restriction shall lapse as follows: [INSERT VESTING TERMS]
     (b) Vesting will occur only if the Grantee is employed by the Company on the vesting date, unless the Committee determines otherwise in its sole and absolute discretion. Upon termination of the Grantee’s employment with the Company for any reason whatsoever, with or without cause, whether voluntarily or involuntarily, all shares of Restricted Stock which have not vested as of the date of such termination will be forfeited and returned to the Company, and all rights of the Grantee or the Grantee’s heirs in and to such shares will terminate, unless the Committee determines otherwise in its sole and absolute discretion. Notwithstanding the foregoing, if the Grantee is party to a written employment agreement with the Company, vesting of the Restricted Stock will be accelerated on the terms and to the extent provided therein if there occurs an event specified in such employment agreement as having the effect of accelerating the vesting of an award of restricted shares of Common Stock (such rights of acceleration being in addition to, and not in lieu of, any provision in the Plan for acceleration of vesting of restricted shares of Common Stock based on the same or similar events that is, by the terms of the Plan, otherwise applicable hereto).
     4. Tax Withholding. It is a condition to the award of the Restricted Stock to the Grantee that the Grantee makes arrangements satisfactory to the Company to satisfy all tax withholding amounts and other required deductions with respect to the Restricted Stock. The Grantee will be permitted to satisfy these obligations by (i) making a cash payment to the Company, (ii) directing the Company to withhold vested shares of Restricted Stock having a value (based on the closing price of the Common Stock on the applicable vesting date) equal to the amount of such obligations (rounded up to the nearest whole share).
     6. Representations and Warranties. The Grantee is prohibited from selling vested shares of Restricted Stock other than pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (ii) if a registration statement covering the Restricted Stock is not effective at the time of issuance, a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution, provided that the Company will not require opinions of counsel for transfers of shares of Restricted Stock made pursuant to Rule 144 if the Company is provided with any certificates or other evidence of compliance with Rule 144 reasonably required by it in connection with such transfer (including a copy of the relevant Form 144).
     7. Legend. Each certificate representing any unvested shares of Restricted Stock shall be endorsed with a legend in substantially the following form:
THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE VIRTUAL RADIOLOGIC EQUITY INCENTIVE PLAN, IN THE RULES AND ADMINISTRATIVE PROCEDURES ESTABLISHED PURSUANT TO SUCH PLAN, AND IN A RESTRICTED STOCK AGREEMENT DATED                    . A COPY OF THE PLAN, SUCH RULES AND PROCEDURES, AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF VIRTUAL RADIOLOGIC CORPORATION.
     8. Miscellaneous.
     (a) Construction. This Agreement shall be construed in accordance with and shall be governed by the terms of the Plan as adopted and approved by the Board of Directors, within the meaning of the Internal Revenue Code of 1986, as amended,, as the Plan may be amended from time to time by the Board and, if appropriate the stockholders of the Company. Grantee acknowledges receipt of a copy of the Plan and, as applicable, a Plan prospectus, prior to the execution hereof and agrees to be bound by the terms of the Plan. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Company and Grantee may enter into, but any provision in this Agreement which contradicts any provision of any other agreement shall take precedence and be binding over such other provision.
     (b) Dilution. Nothing in this award will restrict or limit in any way the right of the Board of Directors of the Company to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock and securities issued or sold in connection with investments in the Company, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.
     (c) Governing Law. The provisions of this Agreement, the Plan or other documents incorporated therein, shall be governed by, interpreted and enforced in accordance with the laws of the State of Delaware, unless and to the extent they are pre-empted by the laws of the United States of America.

VIRTUAL RADIOLOGIC CORPORATION
By:
Name:
Title:

GRANTEE: